Exhibit 10.1

PROMISSORY NOTE

March 15, 2017	$56,000.00

FOR VALUE RECEIVED, the undersigned, AGRITECH WORLDWIDE, INC., a Nevada corporation (“Borrower”) hereby unconditionally and irrevocably promises to pay to the order Jonathan Kahn and Mo Garfinkle (collectively, “Holder”), at the offices of Holder located in Chicago, Illinois, or at such other place as Holder may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTY-SIX THOUSAND DOLLARS AND 00/100 CENTS ($56,000.00) (collectively, the “Loans”), plus interest thereon at the rate and in accordance with the terms set forth below.

1. Definitions. As used in this Promissory Note (this “Note”), the following terms shall have the following meanings:

Bankruptcy Code: Title 11 of the United States Code.

Business Day: any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are required to close.

Event of Default: any failure to pay any of the Obligations when due.

Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

Maximum Rate: the highest rate of interest and other charges which may be charged by Holder or which Borrower legally may contract to pay under applicable law.

Obligations: any and all indebtedness, liabilities and obligations due or to become due, now existing or hereafter arising of Borrower to Holder under or in connection with this Note.

Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership or other entity, whether acting in an individual, fiduciary or other capacity.

Principal Balance: the unpaid principal balance of this Note outstanding from time to time.

2. Interest Rate; Maximum Rate; Payments; Late Charges

2.1 Interest Rate. The Principal Balance shall bear interest at a rate per annum equal to 5.00%. Interest shall be computed on the basis of a year consisting of 365 days and charged for the actual number of days during the period for which interest is being charged. Accrued and unpaid interest on the Principal Balance shall be payable monthly in arrears on the last Business day of each month in which any Obligations remain outstanding commencing on the date such Principal Balance is disbursed hereunder.

2.3 Maximum Rate. Holder and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest and other charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest on the Principal Balance or other charges at a rate in excess of the Maximum Rate, then the interest and other charges payable hereunder shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, the interest and other charges payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest or other charges in excess of the Maximum Rate shall be deemed to have been payments in reduction of the Principal Balance.

2.4 Principal. The Principal Balance, together with all accrued and unpaid interest thereon, shall be repaid to Holder out of the proceeds received from the accounts receivable of Borrower collected after the date hereof immediately upon such receipt.

2.5 Application of Payments. Any payments in respect of amounts due under this Note shall be applied first in satisfaction of any accrued and unpaid interest, and then to the Principal Balance outstanding on a pro rata basis.

2.6 Expenses. Borrower promises to pay to Holder all of Holder’s out-of-pocket costs and expenses in connection with the loan evidenced by this Note, including Holder’s attorneys’ fees and expenses and costs of collection.

3. Prepayments. Borrower may prepay the Principal Balance of this Note, in whole or in part at any time without notice, bonus or penalty.

4. Miscellaneous.

4.1 Waivers.

(a) Borrower waives presentment for payment, notice of non-payment, notice of dishonour and notice of protest of this Note and waives any defences based upon indulgences which may be granted by Holder to any party liable hereon. Borrower also waives the benefits of division and discussion and the right to assert in any action or proceeding with regard to this Note any set-offs or counterclaims which Borrower may have.

(b) Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of Holder to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by Holder of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude Holder’s further exercise of such right or remedy or any other right or remedy.

4.2 Modifications. This Note may only be amended by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

4.3 Successors and Assigns. This Note shall be binding upon Borrower and upon Borrower’s heirs, administrators, successors and assigns, and shall inure to the benefit of Holder and their heirs, administrators, successors and assigns.

4.4 Severability. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any Governmental Body, this Note shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

4.5 Time of the Essence. Time for the performance of the Obligations under this Note is of the essence.

4.6 Costs of Collection. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including all court costs and reasonable attorneys’ fees based upon customary hourly rates and not a percentage of the indebtedness outstanding.

4.7 Further Assurances. Borrower shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Note, and shall provide such further documents or instruments required by Holder as may be reasonably necessary or desirable to effect the purpose of this Note and carry out its provisions.

5. GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws and decisions of the State of Illinois.

6. VENUE; JURY TRIAL. Borrower hereby agrees that all actions or proceedings initiated by Borrower and arising directly or indirectly out of this Note shall be litigated in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, or, if Holder initiates such action, in addition to the foregoing courts, any court in which Holder shall initiate or to which Holder shall remove such action, to the extent such court otherwise has jurisdiction. Borrower hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in or removed by Holder to any of such courts, and hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Borrower at the address set forth below Borrower’s signature on this Note. Borrower waives any claim that any court having situs in Cook County, Illinois is an inconvenient forum or an improper forum based on lack of venue. Should Borrower, after being so served, fail to appear or answer any summons, complaint, process or papers so served within the period of time prescribed by law after the mailing thereof, Borrower shall be deemed in default and an order and/or judgment may be entered by Holder against Borrower as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Borrower set forth in this paragraph shall not be deemed to preclude the enforcement, by Holder, of any judgment obtained in any other forum or the taking, by Holder, of any action to enforce the same in any other appropriate jurisdiction, and Borrower hereby waives the right to collaterally attack any such judgment or action. The parties hereto affirmatively waive any right to a trial by jury.

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IN WITNESS WHEREOF, this Promissory Note has been executed and delivered by Borrower as of the date first set forth above.

BORROWER:

AGRITECH WORLDWIDE, INC., a Nevada corporation

By:	/s/ Jonathan Kahn
Name:	Jonathan Kahn
Title:	Chief Executive Officer

Signature Page to Demand Note